UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 3, 2015

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.
001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
414-221-2345

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Performance Measures for Annual Incentive Compensation

On December 3, 2015, pursuant to the terms of the Short-Term Performance Plan of Wisconsin Energy Corporation, amended and restated effective as of January 1, 2010 (the "STPP"), the Compensation Committee of WEC Energy Group, Inc.’s Board of Directors (the "Compensation Committee") established overall performance goals for the upcoming 2016 plan year. For WEC Energy officers, the 2016 annual incentive under the STPP will be primarily dependent upon financial achievement determined by WEC Energy’s performance against targets for earnings from continuing operations (75% weight) and cash flow (25% weight). Awards can be increased or decreased by up to 10% based upon performance in the operational areas of customer satisfaction (5%), safety (2.5%) and supplier and workforce diversity (2.5%) for the entire family of WEC Energy companies.

For those officers whose positions primarily relate to utility operations in Wisconsin, the 2016 annual incentive under the STPP will be primarily dependent upon financial achievement determined by WEC Energy’s performance against targets for earnings from continuing operations (25% weight) and cash flow (25% weight), as well as against targets for the aggregate net income of WEC Energy’s Wisconsin utility operations (50% weight). Awards for these officers can be increased or decreased by up to 10% based upon performance in the operational areas of customer satisfaction (5%), safety (2.5%) and supplier diversity (1.25%) for WEC Energy’s Wisconsin utility operations, as well as workforce diversity (1.25%) for the entire family of WEC Energy companies.

For those officers whose positions primarily relate to utility operations in Illinois, the 2016 annual incentive under the STPP will be primarily dependent upon financial achievement determined by WEC Energy’s performance against targets for earnings from continuing operations (25% weight) and cash flow (25% weight), as well as against targets for the aggregate net income of WEC Energy’s Illinois utility operations (50% weight). Awards for these officers can be increased or decreased by up to 10% based upon performance in the operational areas of customer satisfaction (5%), safety (2.5%) and supplier diversity (1.25%) for WEC Energy’s Illinois utility operations, as well as workforce diversity (1.25%) for the entire family of WEC Energy companies.

All of the actual performance targets will be established in the near future.

Performance Measures for Short-Term Dividend Equivalents

Under the STPP, certain officers and employees are eligible to receive short-term dividend equivalents in an amount equal to the number of performance units awarded under the Wisconsin Energy Corporation Performance Unit Plan, amended and restated effective as of January 1, 2015, at the target 100% rate held by each such officer and employee on the dividend declaration date multiplied by the amount of cash dividends paid by WEC Energy on a share of its common stock on such date. The short-term dividend equivalents vest at the end of each year if WEC Energy achieves the performance target or targets for that year established by the Compensation Committee. The Compensation Committee determined that, for 2016, the short-term dividend equivalents awarded under the STPP related to performance units awarded in 2014 and 2015 will vest at the end of 2016 if WEC Energy achieves the performance target for earnings from continuing operations, which will be established in the near future.

Amendment of the Performance Unit Plan

On December 3, 2015, the Compensation Committee amended and restated the Wisconsin Energy Corporation Performance Unit Plan effective January 1, 2016, to provide for short-term dividend equivalents. The Compensation Committee also adopted several administrative amendments, including changing the plan’s name to the WEC Energy Group Performance Unit Plan to reflect the company’s new name.

A performance unit granted under this plan entitles the grantee to receive a cash payment based upon WEC Energy's total stockholder return (stock price appreciation plus dividends) over a three-year performance period as compared to the total stockholder return of a custom peer group of companies. Performance units may vest in an amount between 0% and 175% of the target award. Pursuant to the amendments to the performance unit plan, beginning with the 2016 awards, WEC Energy will increase the number of unvested performance units as of any date that it declares a cash dividend on its common stock by the amount of the short-term dividend equivalents. Short-term dividend equivalents are calculated by multiplying (a) the number of unvested performance units held by a plan participant as of the related dividend declaration date by (b) the number of shares of WEC Energy common stock that represent an amount equal to the cash dividend paid on a share of common stock. In effect, short-term dividend equivalents will be credited and accumulated as reinvested dividends on each performance unit so that the performance units and accumulated dividends will be paid out at the end of the three year performance period, rather than paying out the dividend equivalents annually on unearned performance units.

Short-term dividend equivalents will be treated as additional unvested performance units and will be subject to the same vesting, forfeiture, payment, termination and other terms and conditions as the original performance units to which they relate. In addition, outstanding short-term dividend equivalents will be treated as unvested performance units for purposes of calculating future short-term dividend equivalents.

Amendment of the Short-Term Performance Plan

In light of the amendments to the performance unit plan, on December 3, 2015, the Compensation Committee amended and restated the Wisconsin Energy Corporation Short-Term Performance Plan effective as of January 1, 2016, to eliminate short-term dividend equivalents on future awards of performance units under WEC Energy’s performance unit plan. The Compensation Committee also adopted several administrative amendments, including changing the plan’s name to the WEC Energy Group Short-Term Performance Plan to reflect the company’s new name.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10 Material Contracts

10.1	WEC Energy Group Performance Unit Plan, amended and restated effective as of January 1, 2016.

10.2	WEC Energy Group Short-Term Performance Plan, as amended and restated effective as of January 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: December 9, 2015	William J. Guc – Vice President and Controller